Exhibit 99.1

Merchandising Driven Company Supported by Culture of Financial Discipline Dick's Sporting Goods Retailers Mean 3.69 2.59 2003 Return on Invested Capital (2) 2003 Inventory Turnover (1) Dick's Sporting Goods Retailers Mean 11.8 10.5 (1) Cost of Goods Sold/Average Inventories (2) (Net Income + After-tax Interest and Rent) / (Total Average Capital including capitalized leases) (3) Mean includes Big 5, Galyan's, Hibbett, and Sports Authority; Rent expense is estimated when not yet published (3) (3)

....Leading to Strong Return on Capital (1,2)... Big 5 Hibbett Sporting Goods (Est.) Dick's The Sports Authority (Est.) Galyan's (Est.) 0.136 0.124 0.118 0.1 0.058 0.118 Calendar 2003 (Net Income + After-tax Interest and Rent)/(Total Average Capital including capitalized leases) Rent expense is estimated when not yet published Avg. Store (sq ft): 11,000 5,000 45,000 42,000 87,000

....Which Compares Favorably to Other Best-in-Class Retailers (Net Income + After-tax Interest and Rent)/(Total Average Capital including capitalized leases) 2003 includes estimates where actual results not yet available Bed, Bath & Beyond Lowe's Best Buy Dick's Michaels Stores Staples Barnes & Noble 0.154 0.143 0.134 0.118 0.107 0.101 0.09 Return on Invested Capital 2003 (1,2)

Generate Free Cash Flow $ in Millions EBITDA CAPEX 1997 15.133 6.26 1998 25.194 8.271 1999 36.668 5.758 2000 42.996 22.506 2001 57.442 21.965 2002 81.057 22.584 2003 107.416 39.6 Note: Cap-ex is net of sale leaseback transactions

Fourth Quarter Financial Performance GAAP, Dollars in Millions (except per share amounts)

2003 vs. 2002 Financial Performance GAAP, Dollars in Millions (except per share amounts)